Exhibit 10.35

CLUBCORP, INC. CHANGE OF CONTROL SEVERANCE PLAN

Effective June 1, 2006

As Amended and Restated December 15, 2006

i

TABLE OF CONTENTS

ARTICLE 1	TITLE AND DEFINITIONS	2

1.1	Title	2
1.2	Definitions	2

ARTICLE 2	PARTICIPATION	9

ARTICLE 3	SEVERANCE PAYMENT	9

3.1	Time of Payment	9
3.2	Other Severance Provisions	12

ARTICLE 4	ADDITIONAL BENEFITS	12

ARTICLE 5	HEALTH CARE COVERAGE CONTINUATION	13

ARTICLE 6	ADMINISTRATION	14

6.1	Powers and Duties of the Administrator	14
6.2	Construction and Interpretation	15
6.3	Information	16
6.4	Compensation, Expenses and Indemnity	16

ARTICLE 7	MISCELLANEOUS	16

7.1	Unsecured General Creditor	16
7.2	Restriction Against Assignment	17
7.3	Withholding	18
7.4	Amendment, Modification, Suspension or Termination	18
7.5	Governing Law	18
7.6	Receipt or Release	18
7.7	Payments on Behalf of Persons Under Incapacity	19
7.8	Headings	19
7.9	Statement of ERISA Rights	19
7.10	Claims Procedure	22
7.11	Plan Information	24
7.12	Code Section 409A	25

ii

CLUBCORP, INC. CHANGE OF CONTROL SEVERANCE PLAN

WHEREAS, ClubCorp, Inc. (the “Company”), has established this ClubCorp, Inc. Change of Control Severance Plan (the “Plan”), effective June 1, 2006, and has amended and restated the Plan as of December 15, 2006, for the benefit of certain Employees who are employed by the Company. The purpose of this Plan is to provide severance benefits to certain Employees in the event of the sale of the Company.

NOW, THEREFORE, the Plan is hereby established, on the terms and conditions hereinafter set forth:

TITLE AND DEFINITIONS

1.1 Title.

This Plan shall be known as the ClubCorp, Inc. Change of Control Severance Plan.

1.2 Definitions.

Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

“Additional LOS Severance Pay” shall have the meaning set out in the relevant Appendix applicable to the Participant’s Level/Grade.

“Administrator” shall mean ClubCorp, Inc. and its successors, including without limitation any purchaser of a majority of its assets.

“Annual Base Pay” shall mean the annual rate of base pay in effect for a Participant immediately prior to the G-S Change of Control or (if greater) the annual rate of base pay in effect at the time of a Participant Triggering Termination, as shown on the payroll records of the Company. Without limiting the generality of the foregoing, Annual Base Pay does not include bonuses, non-cash compensation or other non-base compensation. Annual Base Pay for a Participant who receives gratuities, commissions, or similar compensation will be determined according to the same formula used by the Company to calculate vacation pay.

“Base Pay Severance” shall have the meaning set out in the relevant Appendix applicable to the Participant’s Level/Grade.

“Base Severance” shall have the meaning set out in the relevant Appendix applicable to the Participant’s Level/Grade.

“Board” shall mean the Board of Directors of the Company.

“Bonus Severance” shall have the meaning set out in the relevant Appendix applicable to the Participant’s Level/Grade.

“Cause” shall mean any occurrence of the following: (a) the Participant’s engagement in any personal misconduct involving willful dishonesty, illegality, or moral turpitude that is materially detrimental to the business interests, reputation or goodwill of the Company; (b) the Participant’s engagement in any act involving willful dishonesty, disloyalty, or infidelity against the Company; (c) the Participant’s willful and continued material breach or failure to perform under any policy established by the Company with respect to the operation of the Company’s business and affairs, or the conduct of the Company’s employees; or (d) the Participant’s failure to substantially perform his or her reasonably assigned duties, but only if such failure remains uncured, in the sole discretion of the Company, thirty (30) days after the Company has provided written notice to the Participant identifying the specific performance deficiency (or deficiencies). For purposes of this definition of Cause, no act or failure to act by the Participant shall be considered “willful” unless it occurs without a good faith belief that such act or failure to act was in, or not contrary to, the best interests of the Company.

“Company” shall mean ClubCorp, Inc., any successor company and each company which is a member of a controlled group of corporations (within the meaning of Code section 414(b)) of which ClubCorp, Inc. is a component member.

“Change of Control” means the event that is deemed to have occurred upon:

(a) a dissolution or liquidation of the Company;

(b) a merger or consolidation (other than a merger effecting a re-incorporation of the Company in another state or any other merger or a consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) in which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the shareholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the transaction; provided, however, that the Board may at any time prior to such a merger or consolidation provide by resolution that the foregoing provisions of this parenthetical shall not apply if a majority of the Board of Directors of such parent immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the transaction); or

(c) a transaction in which any person (other than a shareholder of the Company on the Effective Date of this Plan) becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company (provided, however, that the Board may at any time prior to such transaction provide by resolution that this Subsection shall not apply if such acquiring person is a corporation and a majority of the Board of Directors of the acquiring corporation immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the acquisition of such fifty percent (50%) or more total combined voting power).

“Closing Date” shall mean the date upon which a consummation of a G-S Change of Control occurs.

“Club Benefits” shall have the meaning set out in the relevant Appendix applicable to the Participant’s Level/Grade.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Effective Date” shall mean June 1, 2006.

“Eligible Employee” shall mean an Employee who falls within one (or more) of the following categories: (i) an Employee whose Level/Grade is seven (7) or higher; (ii) a general manager at a country club or business and/or sports club; (iii) an Employee at a resort who is designated by the resort president as executive management; or (iv) an Employee paid by one of the following entities: Associate Clubs International Inc., CCA Asset Management, CCA Domestic Operations, ClubCorp Facilities Group, Inc., ClubCorp Financial Management Company, ClubCorp Graphics, Inc., ClubCorp International Resource Company, ClubCorp Publications, Inc., ClubCorp Purchasing, ClubCorp Service Center, or ClubCorp Systems; provided, however, notwithstanding anything in the Plan to the contrary, the term Eligible Employee shall not include any Employee of Pinehurst, Inc., and provided further that the term Eligible Employee shall not include any Employee whose Level/Grade is twenty (20) or higher.

“Employee” shall mean a regular full-time or part-time employee of the Company who is treated as an employee in the personnel records of the Company, but shall exclude individuals who are classified by the Company as (A) leased from or otherwise employed by a third party; (B) independent contractors; or (C) contingent, intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. Neither service as a director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

“G-S Change of Control” means a Change of Control resulting from the offering process underway as of June 2006 whereby Goldman Sachs was engaged to find potential buyers of the Company and pursuant to which Goldman Sachs becomes entitled to receive its negotiated fee for locating the ultimate successful buyer of the Company.

“Level/Grade” shall mean the Participant’s corporate level/grade, as shown on the Company’s payroll records and indicated by the notation “CORP”; provided, however, that a general manager at a country club or a business and/or sport club shall be treated as a Level/Grade nine (9) if such Participant does not have a CORP designation on the Company’s payroll records.

“Outplacement Services” shall have the meaning set out in the relevant Appendix applicable to the Participant’s Level/Grade.

“Partial Year Bonus” shall have the meaning set out in the relevant Appendix applicable to the Participant’s Level/Grade.

“Participant” shall mean an Eligible Employee who participates in this Plan pursuant to Article 2.

“Plan” shall mean the ClubCorp, Inc. Change of Control Severance Plan set forth herein, in effect as of the Effective Date, or as amended from time to time.

“Plan Year” shall mean the twelve (12) consecutive month period beginning on January 1.

“Service Pay Severance” shall have the meaning set out in the relevant Appendix applicable to the Participant’s Level/Grade.

“Severance Calculation Period” shall have the meaning set out in the relevant Appendix applicable to the Participant’s Level/Grade.

“Severance Payment” shall have the meaning set out in the relevant Appendix applicable to the Participant’s Level/Grade; provided, however, that a Participant is not entitled to a Severance Payment under the Plan unless and until such Participant properly executes a Severance Payment and Release Agreement and any applicable rescission period has expired.

“Severance Payment and Release Agreement” shall mean a payment and release agreement in the form designated by the Company.

“Substantially Similar Position” shall mean a position within the Company in which:

(a) the new position is substantially similar in level of responsibility to the Participant’s prior position;

(b) the Annual Base Pay for the new position is not more than ten percent (10%) less than the Annual Base Pay for the Participant’s prior position; and

(c) the location of the new position is within reasonable commuting distance (not more than fifty (50) miles) from the location of the Participant’s prior position.

In addition to the foregoing and not by way of limitation, a Participant will be deemed to have been offered a Substantially Similar Position if such Participant has the option of remaining in the position such Participant held prior to the Closing Date for a period of at least one (1) year after the Closing Date, with the same level of responsibility, the same Annual Base Pay and in the same location.

“Triggering Termination” shall mean the Participant’s termination of employment by the Company as the result of the Closing Date of a G-S Change of Control where such Participant’s last day of employment is no later than one (1) year of the Closing Date; provided, however, that a termination for Cause is not a Triggering Termination, and provided further that the Participant did not decline an offer of a Substantially Similar Position. In addition, notwithstanding anything in the Plan to the contrary, a Triggering Termination shall not be considered to result from any of the following events or a transfer of employment in connection with any of the following events: a divestiture or other change of ownership or management of any club, resort or property, including without limitation a transaction pursuant to which the employer of the Participant after the transaction is not (or is no longer) ClubCorp, Inc. (or any successor company) or any company which is a member of a controlled group of corporations (within the meaning of Code section 414(b)) of which ClubCorp, Inc. (or a successor company) is a component member, where the Participant remains in substantially the same position as the Participant held prior to the divestiture, transfer or other change of ownership of a club or resort as determined by the Company in its sole discretion. A Triggering Termination shall also not be considered to result from the current proposed change of ownership of Pinehurst, Inc.

“Triggering Termination Date” shall mean the Participant’s last day of employment as a result of a Triggering Termination.

“Year of Service” shall mean the twelve (12) month period beginning on the date the Participant was hired by the Company and ending on the anniversary of that date each following year, provided that the Participant remains employed by the Company on that date. Bridge in Service will be recognized for purposes of calculating Years of Service, whereby a Participant who has worked for the Company longer than the amount of time such Participant was gone, then whole years of prior service will be counted for purposes of calculating Years of Service.

ARTICLE 2

PARTICIPATION

Each Eligible Employee shall automatically participate in this Plan; provided, however, that only a Participant who suffers a Triggering Termination is eligible for a Severance Payment.

ARTICLE 3

SEVERANCE PAYMENT

3.1 Time of Payment.

In the event a Participant suffers a Triggering Termination, such Participant shall receive his Severance Payment as follows:

Triggering Termination Date on December 26, 2006

The portion of the Severance Payment attributable to Base Severance, Service Pay Severance, Additional LOS Severance Pay and Base Pay Severance, if any, will be paid during 2007 no later than the regular payday next following the fifth (5th) business day after the later of (i) December 26,

2006 or (ii) receipt of the Participant’s properly executed Severance Payment and Release Agreement, provided, however, that a Participant’s Severance Payment will not be paid until after the end of any rescission period, if applicable.

The portion of the Severance Payment attributable to Bonus Severance, if any, will be paid during 2007 no later than the later of (i) March 15, 2007 or (ii) receipt of the Participant’s properly executed Severance Payment and Release Agreement relating to the Bonus Severance, provided, however, that such payment will not be paid until after the end of any rescission period, if applicable.

The Participant’s bonus in respect of 2006 will be calculated and paid under the applicable bonus plan, and not under this Plan., and the Participant will not be entitled to a Partial Year Bonus under this Plan.

Triggering Termination Date after December 26, 2006 but prior to March 15, 2007

The portion of the Severance Payment attributable to Base Severance, Service Pay Severance, Additional LOS Severance Pay and Base Pay Severance, if any, will be paid during 2007 no later than the regular payday next following the fifth (5th) business day after the later of (i) the Triggering Termination or (ii) receipt of the Participant’s properly executed Severance Payment and Release Agreement, provided, however, that a Participant’s Severance Payment will not be paid until after the end of any rescission period, if applicable.

The portion of the Severance Payment attributable to Bonus Severance, if any, will be paid during 2007 no later than the later of (i) March 15, 2007 or (ii) receipt of the Participant’s properly executed Severance Payment and Release Agreement relating to the Bonus Severance, provided, however, that such payment will not be paid until after the end of any rescission period, if applicable.

The portion of the Severance Payment attributable to Partial Year Bonus, if any, will be paid during 2007 no later than the later of (i) as soon as practicable or (ii) receipt of the Participant’s properly executed Severance Payment and Release Agreement relating to the Partial Year Bonus, provided, however, that such payment will not be paid until after the end of any rescission period, if applicable.

Triggering Termination Date on or after March 15, 2007 but on or before December 26, 2007

The portion of the Severance Payment attributable to Base Severance, Service Pay Severance, Additional LOS Severance Pay, Base Pay Severance and Bonus Severance, if any, will be paid no later than the regular payday next following the fifth (5th) business day after the later of (i) the Triggering Termination or (ii) receipt of the Participant’s properly executed Severance Payment and Release Agreement, provided, however, that a Participant’s Severance Payment will not be paid until after the end of any rescission period, if applicable, and provided further that, subject to the foregoing release requirements, such payment will be made no later than the later of (i) December 31, 2007 or (ii) the 15th day of the third calendar month following the Triggering Termination Date.

The portion of the Severance Payment attributable to Partial Year Bonus, if any, will be paid no later than the later of (i) as soon as practicable or (ii) receipt of the Participant’s properly executed Severance Payment and Release Agreement relating to the Partial Year Bonus, provided, however, that such payment will not be paid until after the end of any rescission period, if applicable, and provided further that, subject to the foregoing release requirements, such payment will be made no later than the later of (i) December 31, 2007 or (ii) the 15th day of the third calendar month following the Triggering Termination Date.

3.2 Other Severance Provisions.

If the Participant finds employment within the Company following separation from payroll, the Participant will be treated as any other rehire.

Any outstanding balance owed by the Participant in connection with any Associate Club Privileges will be deducted from the Participant’s Severance Payment at the time of payment. The Participant will be responsible for any additional or remaining charges processed after receipt of the Severance Payment.

The Participant must pay any money owed to the Company and return all Company-owned property. Any monies owed to the Company, if not paid, will be deducted from the Participant’s Severance Payment.

The Severance Payment is in lieu of notice that the Participant’s employment will end, and therefore the Participant may not be considered or reported as eligible for unemployment compensation for the period of time covered by any Severance Payment received.

ARTICLE 4

ADDITIONAL BENEFITS

A Participant shall also be entitled to such Participant’s applicable Club Benefits and Outplacement Services, if any, upon a Triggering Termination.

Participants will be paid all wages earned through their last day worked in accordance with applicable law. Participants will be paid for any earned and/or accrued but unused vacation, up to a maximum of twenty (20) days, or as otherwise mandated by state law, as provided in the

Participant’s applicable benefits handbook entitled “Our Benefits Guide.” Vacation will be paid in accordance with the Company’s vacation policy. Any benefits/rights under the following plans/agreements will be governed by such plans/agreements: the Individual Investment Plan, the Employee Stock Ownership Plan, the Long Term Disability Program, the Group Term Life and Accidental Death and Dismemberment Insurance, the Supplemental Life Insurance, the Omnibus Stock Plan and any stockholder agreements.

ARTICLE 5

HEALTH CARE COVERAGE CONTINUATION

In the event a Participant who suffers a Triggering Termination elects under Code Section 4980B to continue health care coverage under the ClubCorp, Inc. Health Benefits Plan or the ClubCorp Vision Plan, such Participant will be required to pay the premiums for that coverage, but such premiums will be reimbursed by the Company for a period of time equal to the Severance Calculation Period (beginning on the date such premiums begin) or until other employment begins (but not to extend beyond the shorter of the Severance Calculation Period or eighteen (18) months).

ARTICLE 6

ADMINISTRATION

6.1 Powers and Duties of the Administrator.

(a) The Administrator, on behalf of the Participants and their beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

(i) To construe and interpret the terms and provisions of this Plan and to make factual determinations;

(ii) To compute and certify to the amount and kinds of benefits payable to Participants;

(iii) To maintain all records that may be necessary for the administration of the Plan;

(iv) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants or governmental agencies as shall be required by law;

(v) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof;

(vi) To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Administrator may from time to time prescribe; and

(vii) To determine who shall be a Participant.

6.2 Construction and Interpretation.

(a) The Administrator shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to, the Company and any Participant or any beneficiary. The Administrator shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

(b) Nothing contained in the Plan shall be construed to prevent the Company from taking any action which is deemed by it to be appropriate or in its best interest. No Participant, beneficiary, or other person shall have any claim against the Company as a result of such action. Any decisions, actions or interpretations to be made under the Plan by the Company or the Board, or the Administrator acting on behalf of the Company, shall be made in its respective sole discretion, not as a fiduciary, need not be uniformly applied to similarly situated individuals and shall be final, binding and conclusive on all persons interested in the Plan.

6.3 Information.

To enable the Administrator to perform its functions, the Company shall supply full and timely information to the Administrator on all matters relating to all Participants, their death, or other cause of termination, and such other pertinent facts as the Administrator may require.

6.4 Compensation, Expenses and Indemnity.

(a) The Administrator is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

(b) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Administrator and each member thereof, the Board and any delegate of the Administrator who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

ARTICLE 7

MISCELLANEOUS

7.1 Unsecured General Creditor.

Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company’s assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and beneficiaries shall be no greater than those of unsecured general creditors.

7.2 Restriction Against Assignment.

The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No Participant shall be liable for the debts, contracts, or engagements of any Participant, his or her beneficiary, or successors in interest, nor shall Participant’s benefits under this Plan be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, beneficiary or successor-in-interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Administrator, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, beneficiary or successor-in-interest in such manner as the Administrator shall direct.

7.3 Withholding.

There shall be deducted from each payment made under the Plan or other compensation payable to the Participant (or beneficiary) all taxes which are required to be withheld by the Company in respect to such payment of this Plan. The Company shall have the right to reduce any payment (or other compensation) by the amount of cash sufficient to provide the amount of said taxes.

7.4 Amendment, Modification, Suspension or Termination.

Prior to the Closing Date, the Board may at any time, or from time to time, in its sole discretion amend or terminate the Plan in any manner that the Board deems appropriate, including amending or terminating all or any portion of the Plan, if necessary or appropriate to comply with changes to applicable law, without the consent of any Participant. After the Closing Date, no amendment or termination is permitted if it decreases or impairs the rights of Participants.

7.5 Governing Law.

This Plan shall be construed, governed and administered in accordance with the laws of the State of Texas.

7.6 Receipt or Release.

Any payment to a Participant or the Participant’s beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Administrator and the Company. The Administrator may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect, including but not limited to a Severance Payment and Release Agreement.

Severance offers will generally remain open until thirty (30) days after the Participant’s receipt of the Severance Payment and Release Agreement. If the Severance Payment and Release Agreement has not been fully executed and received by the Company by that date, the offer in the Severance Payment and Release Agreement, including but not limited to the benefits available under this Plan (if any), will automatically expire and be withdrawn without further notice to the Participant, and without further action required by the Company. The Participant will receive no additional consideration.

7.7 Payments on Behalf of Persons Under Incapacity.

In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Administrator may direct that such payment be made to any person found by the Administrator, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Administrator and the Company.

7.8 Headings.

Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

7.9 Statement of ERISA Rights.

As a Participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan Participants shall be entitled to:

1)	Examine, without charge, at the Administrator’s office and at other specified locations, such as worksites and union halls, all documents governing the Plan, including insurance contracts and collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

2)	Obtain, upon written request to the Administrator, copies of documents governing the operation of the Plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) and updated Summary Plan Description. The Administrator may make a reasonable charge for the copies.

3)	Receive a summary of the Plan’s annual financial report. The Administrator is required by law to furnish each Participant with a copy of this summary annual report.

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of your Plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries. No one, including the Company, a union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit under the Plan or for exercising your rights under ERISA.

If your claim for a pension benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decisions without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the plan and do not receive them within thirty (30) days, you may file suit in a Federal court. In such a case, the court may require the Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. If it should happen that the Plan fiduciaries misuse the Plan’s assets, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

If you have any questions about your Plan, you should contact the Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Administrator, you should contact the nearest office of the Employee Benefits Security Administration at the U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

7.10 Claims Procedure.

Normally, whenever you or your beneficiary becomes entitled to receive benefits under the Plan, procedures will automatically be initiated to provide for the payment of such benefits.

If you are not contacted when you become entitled to benefits, or if you have any questions or concerns about actions taken by the Administrator, you may file a written claim with the Administrator for the benefits to which you (or your beneficiary) feel entitled. In addition, if you (or your beneficiary) feel you are being denied any benefit or right provided under the Plan, you (or your beneficiary) (as the “Claimant”) must file a written claim with the Administrator. All such claims shall be submitted on a form provided by the Administrator which shall be signed by the Claimant and shall be considered filed on the date the claim is received by the Administrator.

The Administrator will respond to a claim for benefits within ninety (90) days after it receives such claim, unless special circumstances require an extension of time for processing the claim. If an extension is required, the Claimant will be notified, in writing, of such extension prior to the termination of the initial ninety (90) day period. If an extension is required, the Administrator will notify Claimant of a decision no later than one hundred and eighty (180) days after the claim for benefits is filed.

Any time a claim for benefits is denied by the Administrator in whole or in part, the Administrator will notify the Claimant in writing. The notification will set forth: (i) the specific reason or reasons for the adverse determination, (ii) the specific reference to Plan provisions on which the determination is based, (iii) a description of any additional material or information necessary for the Claimant to perfect his claim and an explanation of why such material or information is necessary, (iv) information as to the steps to be taken if the Claimant wishes to submit a request for review, including applicable time limits, and (v) the Claimant’s right to bring a civil action under section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

If the Claimant disagrees with the denial of benefits, the Claimant or his authorized representative may submit an appeal. Any appeal of an adverse benefit determination must be submitted in writing to the Administrator within sixty (60) days after receipt of the Administrator’s notice of an adverse benefit determination, requesting that the Administrator review the claim. With the request for appeal, the Claimant may also submit additional written comments, documents, records, and other information relating to his claim for benefits. In conducting its review, the Administrator shall consider any written statement or other evidence presented by the Claimant or his authorized representative in support of his claim, regardless as to whether this information was submitted or considered in the initial benefit determination. The Administrator shall give the Claimant and his authorized representative reasonable access to all pertinent documents necessary for the preparation of his claim.

If a Claimant fails to appeal within sixty (60) days of receiving the Administrator’s notice of a denial of benefits, the Administrator’s determination will be final, binding, and conclusive.

The Administrator will respond to a written application for review of a claim within sixty (60) days after it receives such written application, unless special circumstances require an extension of time for processing the claim. If an extension is required, the Claimant will be notified, in writing, of such extension prior to the termination of the initial sixty (60) day period. If an extension is required, the Administrator will notify Claimant of a decision on appeal no later than one hundred and twenty (120) days after the claim for benefits is filed.

The Administrator’s notification of decision on appeal will contain: (i) the specific reason or reasons for the denial, (ii) specific references to Plan provisions on which the benefit determination is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all material and required information relevant to the claim for benefits, (iv) a statement describing any voluntary appeals offered by the Plan, including information concerning the procedures of the voluntary appeal that would allow the Claimant to make an informed decision about whether to appeal and such other information which the Administrator determines is appropriate regarding alternative dispute resolution options, and (v) a statement of the Claimant’s right to bring an action under section 502(a) of ERISA.

7.11 Plan Information.

Plan Name

The official name of the Plan is the “ClubCorp, Inc. Change of Control Severance Plan.”

Plan Sponsor and Plan Administrator

ClubCorp, Inc.

Attn: People Strategy Department

3030 LBJ Freeway, Suite 600

Dallas, Texas 75234-7703

(972) 243-6191

Tax Identification Number: 75-2778488

Plan Year

For the purpose of maintaining the Plan’s financial records, the Plan Year is January 1st through December 31st.

Plan Identification Number

Plan No.: 515

Type of Plan

The Plan is a severance pay plan.

Where to Serve Legal Process

ClubCorp, Inc.

Attn: General Counsel

3030 LBJ Freeway, Suite 600

Dallas, Texas 75234-7703

7.12 Code Section 409A.

The Plan is intended to comply with the applicable requirements, if any, of section 409A of the Code and its corresponding regulations and related guidance, and shall be administered in accordance with section 409A of the Code to the extent section 409A of the Code applies to the Plan. Notwithstanding any provision of the Plan to the contrary, to the extent applicable, payments from the Plan may only be made in a manner and upon an event permitted by section 409A of the Code. To the extent that any provision of the Plan would cause a conflict with the requirements of section 409A of the Code, or would cause the administration of the Plan to fail to satisfy the requirements of section 409A of the Code (without penalty), such provision shall be deemed null and void to the extent permitted by applicable law.

IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer on this 15th day of December, 2006.

CLUBCORP, INC.

By:	/s/ John Longstree

	Its:	SVP, People Strategy

Appendix

Levels/Grades 1 through 7

“Additional Length of Service (LOS) Severance Pay” shall mean, for a Participant who has at least twenty (20) years of service, an amount equal to (i) four (4) weeks of a Participant’s Base Weekly Pay if such Participant has twenty (20) but less than twenty-five (25) Years of Service, (ii) eight (8) weeks of a Participant’s Base Weekly Pay if such Participant has twenty-five (25) but less than thirty (30) Years of Service, or (iii) twelve (12) weeks of a Participant’s Base Weekly Pay if such Participant has thirty (30) or more Years of Service.

“Base Severance” shall mean an amount equal to two (2) weeks of the Participant’s Base Weekly Pay.

“Base Weekly Pay” shall mean a Participant’s Annual Base Pay divided by fifty-two (52).

“Outplacement Services” shall mean a 2-day group workshop. No cash will be offered in lieu of the Outplacement Services.

“Partial Year Bonus” shall mean an amount equal to one (but not both) of the following (if any):

For a Participant who is eligible to participate in a Bonus Plan (and is not eligible to participate in an Incentive Plan), the Partial Year Bonus will be equal to the Bonus (as defined in the Bonus Plan), based on year to date financial results in the period directly preceding the Triggering Termination Date prorated up to and including the Triggering Termination Date and calculated based on the Bonus Plan guidelines. A “Bonus Plan” for purposes of this definition of a Partial Year Bonus is the bonus plan for all Home Office and Division Staff employees who are not eligible for the Incentive Plan.

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For a Participant who is eligible to participate in an Incentive Plan (and is not eligible to participate in a Bonus Plan), the Partial Year Bonus will be equal to the Incentive Plan Payout (as defined in the Incentive Plan), prorated based on the year-to-date bonus eligible earnings for the period up to and including the Triggering Termination Date. The Financial component under the Incentive Plan will be paid based on year-to-date Company performance for the period directly preceding the Triggering Termination Date, with a minimum payout of fifty percent (50%) of the potential Incentive Plan Payout (as defined in the Incentive Plan). The Personal Performance component (as defined in the Incentive Plan) will be paid based on the last performance period’s rating. An “Incentive Plan” for purposes of this definition of a Partial Year Bonus is the Home Office and Division Staff Incentive Plan, the General Manager and Regional Manager Incentive Plan, the Resort Executive Management Incentive Plan, or whatever Incentive Plan is in place on the Triggering Termination Date, as applicable.

“Severance Calculation Period” shall mean the number of weeks of a Participant’s Base Weekly Pay represented by the sum of the Participant’s Base Severance, Service Pay Severance, and/or Additional LOS Severance Pay.

“Severance Payment” shall mean the sum of a Participant’s Base Severance, Service Pay Severance, Additional LOS Severance Pay and/or Partial Year Bonus to which a Participant is entitled under this Plan (if any); provided, however, that the minimum Severance Payment will be an amount equal to twelve (12) weeks of the Participant’s Base Weekly Pay.

“Service Pay Severance” shall mean an amount equal to the product of: (i) one (1) week of a Participant’s Base Weekly Pay, multiplied by (ii) the number of the Participant’s Years of Service,

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or portion of a Year of Service; provided, however, that the amount of such Service Pay Severance shall not exceed an amount equal to twenty-six (26) weeks of the Participant’s Base Weekly Pay.

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Appendix

Level/Grade 8

“Additional Length of Service (LOS) Severance Pay” shall mean, for a Participant who has at least twenty (20) Years of Service, an amount equal to (i) four (4) weeks of a Participant’s Base Weekly Pay if such Participant has twenty (20) but less than twenty-five (25) Years of Service, (ii) eight (8) weeks of a Participant’s Base Weekly Pay if such Participant has twenty-five (25) but less than thirty (30) Years of Service, or (iii) twelve (12) weeks of a Participant’s Base Weekly Pay if such Participant has thirty (30) or more Years of Service.

“Base Severance” shall mean an amount equal to two (2) weeks of the Participant’s Base Weekly Pay.

“Base Weekly Pay” shall mean a Participant’s Annual Base Pay divided by fifty-two (52).

“Outplacement Services” shall mean three (3) months of outplacement services. No cash will be offered in lieu of the Outplacement Services.

“Partial Year Bonus” shall mean an amount equal to the following (if any):

For a Participant who is eligible to participate in an Incentive Plan, the Partial Year Bonus will be equal to the Incentive Plan Payout (as defined in the Incentive Plan), prorated based on the year-to-date bonus eligible earnings for the period up to and including the Triggering Termination Date. The Financial component under the Incentive Plan will be paid based on year-to-date Company performance for the period directly preceding the Triggering Termination Date, with a minimum payout of fifty percent (50%) of the potential Incentive Plan Payout (as defined in the Incentive Plan). The Personal Performance component (as defined in the Incentive Plan) will be paid based on the last performance period’s rating. An “Incentive Plan” for purposes of this definition of

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a Partial Year Bonus is the Home Office and Division Staff Incentive Plan, the General Manager and Regional Manager Incentive Plan, the Resort Executive Management Incentive Plan, or whatever Incentive Plan is in place on the Triggering Termination Date, as applicable.

“Severance Calculation Period” shall mean the number of weeks of a Participant’s Base Weekly Pay represented by the sum of the Participant’s Base Severance, Service Pay Severance, and/or Additional LOS Severance Pay.

“Severance Payment” shall mean the sum of a Participant’s Base Severance, Service Pay Severance, Additional LOS Severance Pay and/or Partial Year Bonus to which a Participant is entitled under this Plan (if any); provided, however, that the minimum Severance Payment will be an amount equal to twelve (12) weeks of the Participant’s Base Weekly Pay.

“Service Pay Severance” shall mean an amount equal to the product of: (i) two (2) weeks of a Participant’s Base Weekly Pay, multiplied by ii) the number of the Participant’s Years of Service, or portion of a Year of Service; provided, however, that the amount of such Service Pay Severance shall not exceed an amount equal to thirty-nine (39) weeks of the Participant’s Base Weekly Pay.

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Appendix

Levels/Grades 9 and 10

“Additional Length of Service (LOS) Severance Pay” shall mean, for a Participant who has at least twenty (20) Years of Service, an amount equal to (i) four (4) weeks of a Participant’s Base Weekly Pay if such Participant has twenty (20) but less than twenty-five (25) Years of Service, (ii) eight (8) weeks of a Participant’s Base Weekly Pay if such Participant has twenty-five (25) but less than thirty (30) Years of Service, or (iii) twelve (12) weeks of a Participant’s Base Weekly Pay if such Participant has thirty (30) or more Years of Service.

“Associate Club Privileges” shall mean the use of Associate Club Privileges for six (6) months following a Triggering Termination. The Participant is responsible for all charges incurred, and such charges must be paid when due to retain the Associate Club Privileges. The Participant will at all times be subject to all rules and regulations associated with the Associate Club Privileges.

“Base Severance” shall mean an amount equal to three (3) weeks of the Participant’s Base Weekly Pay.

“Base Weekly Pay” shall mean a Participant’s Annual Base Pay divided by fifty-two (52).

“Club Benefits” shall mean the Participant’s Associate Club Privileges.

“Outplacement Services” shall mean six (6) months of outplacement services. No cash will be offered in lieu of the Outplacement Services.

“Partial Year Bonus” shall mean an amount equal to the following (if any):

For a Participant who is eligible to participate in an Incentive Plan, the Partial Year Bonus will be equal to the Incentive Plan Payout (as defined in the Incentive Plan), prorated based on the year-to-date bonus eligible earnings for the period up to and including the Triggering Termination

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Date. The Financial component under the Incentive Plan will be paid based on year-to-date Company performance for the period ending on the Triggering Termination Date, with a minimum payout of fifty percent (50%) of the potential Incentive Plan Payout (as defined in the Incentive Plan). The Personal Performance component (as defined in the Incentive Plan) will be paid based on the last performance period’s rating. An “Incentive Plan” for purposes of this definition of a Partial Year Bonus is the Home Office and Division Staff Incentive Plan, the General Manager and Regional Manager Incentive Plan, the Resort Executive Management Incentive Plan, or whatever Incentive Plan is in place on the Triggering Termination Date, as applicable.

“Severance Calculation Period” shall mean the number of weeks of a Participant’s Base Weekly Pay represented by the sum of the Participant’s Base Severance, Service Pay Severance, and/or Additional LOS Severance Pay.

“Severance Payment” shall mean the sum of a Participant’s Base Severance, Service Pay Severance, Additional LOS Severance Pay and/or Partial Year Bonus to which a Participant is entitled under this Plan (if any); provided, however, that the minimum Severance Payment will be an amount equal to twelve (12) weeks of the Participant’s Base Weekly Pay.

“Service Pay Severance” shall mean an amount equal to the product of (i) three (3) weeks of a Participant’s Base Weekly Pay, multiplied by ii) the number of the Participant’s Years of Service, or portion of a Year of Service; provided, however, that the amount of such Service Pay Severance shall not exceed an amount equal to thirty-nine (39) weeks of the Participant’s Base Weekly Pay.

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Appendix

Levels/Grades 11 through 13

“Associate Club Privileges” shall mean the use of Associate Club Privileges for twelve (12) months following a Triggering Termination. The Participant is responsible for all charges incurred, and such charges must be paid when due to retain the Associate Club Privileges. The Participant will at all times be subject to all rules and regulations associated with the Associate Club Privileges.

“Base Pay Severance” shall mean an amount equal to one (1) times the Participant’s Annual Base Pay.

“Bonus Severance” shall mean an amount equal to the Participant’s last full year bonus earned.

“Club Benefits” shall mean the Participant’s Associate Club Privileges and Club Memberships.

“Club Memberships” shall mean the ability of a Participant to request to be granted privileges at a specific club, with the specific club subject to approval by the Chief Executive Officer of ClubCorp USA, Inc. With these club privileges, ID is waived, the “membership” is dues free for two (2) years, and there are no other discounts associated with these privileges. These privileges cannot be transferred or sold, and if the Participant wishes to retain these privileges at the end of the two-year period, the Participant will be responsible for paying the appropriate dues. The Participant must abide by all rules and regulations and pay all charges in a timely manner to retain these privileges.

“Outplacement Services” shall mean six (6) months of outplacement services. No cash will be offered in lieu of the Outplacement Services.

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“Partial Year Bonus” shall mean an amount equal to the following (if any):

For a Participant who is eligible to participate in an Incentive Plan, the Partial Year Bonus will be equal to the Incentive Plan Payout (as defined in the Incentive Plan), prorated based on the year-to-date bonus eligible earnings for the period up to and including the Triggering Termination Date. The Financial component under the Incentive Plan will be paid based on year-to-date Company performance up to and including the Triggering Termination Date, with a minimum payout of fifty percent (50%) of the potential Incentive Plan Payout (as defined in the Incentive Plan). The Personal Performance component (as defined in the Incentive Plan) will be paid based on the last performance period’s rating. An “Incentive Plan” for purposes of this definition of a Partial Year Bonus is the Home Office and Division Staff Incentive Plan, the General Manager and Regional Manager Incentive Plan, the Resort Executive Management Incentive Plan, or whatever incentive or bonus plan is in place on the Triggering Termination Date, as applicable.

“Severance Calculation Period” shall mean the number of months of a Participant’s Annual Base Pay represented by the amount of the Participant’s Base Pay Severance.

“Severance Payment” shall mean, subject to (a) and (b) below, the sum of a Participant’s Base Pay Severance, Bonus Severance and/or Partial Year Bonus to which a Participant is entitled under this Plan (if any).

(a) Notwithstanding any provision of the Plan to the contrary, including without limitation the immediately preceding sentence, if the Company has entered into an employment agreement with any Participant, or if the Participant is entitled to a severance benefit under any other plan or program sponsored by the Company, pursuant to which the Participant is entitled to and

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receives a severance payment equal to or greater than the Severance Payment to which the Participant would otherwise be entitled under this Plan, the Participant will not be eligible for a Severance Payment under this Plan.

(b) Notwithstanding any provision of the Plan to the contrary, including without limitation the first sentence of this definition of Severance Payment, if the Company has entered into an employment agreement with any Participant, or if the Participant is entitled to a severance benefit under any other plan or program sponsored by the Company, pursuant to which the Participant is entitled to and receives a severance payment which is less than the Severance Payment to which the Participant would otherwise be entitled under this Plan, the Participant’s Severance Payment under this Plan will be an amount equal to the excess of (i) the Severance Payment to which the Participant would otherwise be entitled under this Plan except for the operation of this section (b), over (ii) the payment made under the employment agreement or other plan or program.

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Appendix

Levels/Grades 14 through 17

“Associate Club Privileges” shall mean the use of Associate Club Privileges for eighteen (18) months following a Triggering Termination. The Participant is responsible for all charges incurred, and such charges must be paid when due to retain the Associate Club Privileges. The Participant will at all times be subject to all rules and regulations associated with the Associate Club Privileges.

“Base Pay Severance” shall mean an amount equal to one-and-one-half (1 1/2) times the Participant’s Annual Base Pay.

“Bonus Severance” shall mean an amount equal to one-and-one-half (1 1/2) times the Participant’s last full year bonus earned; provided, however, with respect to a Participant who is a party to an employment agreement, Bonus Severance shall mean an amount equal to such Participant’s 2005 bonus.

“Club Benefits” shall mean the Participant’s Associate Club Privileges and Club Memberships.

“Club Memberships” shall mean the ability of a Participant to retain their existing club memberships. ID’s are waived, and the memberships are dues free, with existing discounts, for the first two (2) years. These privileges cannot be transferred or sold, and if the Participant wishes to retain these privileges at the end of the two-year period, the Participant will be responsible for paying the appropriate dues. The Participant must abide by all rules and regulations and pay all charges in a timely manner to retain these privileges.

“Outplacement Services” shall mean six (6) months of outplacement services. No cash will

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be offered in lieu of the Outplacement Services.

“Partial Year Bonus” shall mean an amount equal to the following (if any):

For a Participant who is eligible to participate in an Incentive Plan, the Partial Year Bonus will be equal to the Incentive Plan Payout (as defined in the Incentive Plan), prorated based on the year-to-date bonus eligible earnings for the period up to and including the Triggering Termination Date. The Financial component under the Incentive Plan will be paid based on year-to-date Company performance up to and including the Triggering Termination Date, with a minimum payout of fifty percent (50%) of the potential Incentive Plan Payout (as defined in the Incentive Plan). The Personal Performance component (as defined in the Incentive Plan) will be paid based on the last performance period’s rating. An “Incentive Plan” for purposes of this definition of a Partial Year Bonus is the Home Office and Division Staff Incentive Plan, the General Manager and Regional Manager Incentive Plan, the Resort Executive Management Incentive Plan, or whatever incentive or bonus plan is in place on the Triggering Termination Date, as applicable.

“Severance Calculation Period” shall mean the number of months of a Participant’s Annual Base Pay represented by the amount of the Participant’s Base Pay Severance.

“Severance Payment” shall mean, subject to (a) and (b) below, the sum of a Participant’s Base Pay Severance, Bonus Severance and/or Partial Year Bonus to which a Participant is entitled under this Plan (if any).

(a) Notwithstanding any provision of the Plan to the contrary, including without limitation the immediately preceding sentence, if the Company has entered into an employment agreement with any Participant, or if the Participant is entitled to a severance benefit under any other

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plan or program sponsored by the Company, pursuant to which the Participant is entitled to and receives a severance payment equal to or greater than the Severance Payment to which the Participant would otherwise be entitled under this Plan, the Participant will not be eligible for a Severance Payment under this Plan.

(b) Notwithstanding any provision of the Plan to the contrary, including without limitation the first sentence of this definition of Severance Payment, if the Company has entered into an employment agreement with any Participant, or if the Participant is entitled to a severance benefit under any other plan or program sponsored by the Company, pursuant to which the Participant is entitled to and receives a severance payment which is less than the Severance Payment to which the Participant would otherwise be entitled under this Plan, the Participant’s Severance Payment under this Plan will be an amount equal to the excess of (i) the Severance Payment to which the Participant would otherwise be entitled under this Plan except for the operation of this section (b), over (ii) the payment made under the employment agreement or other plan or program.

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Appendix

Levels/Grades 18 and 19

“Associate Club Privileges” shall mean the use of Associate Club Privileges for twenty-four (24) months following a Triggering Termination. The Participant is responsible for all charges incurred, and such charges must be paid when due to retain the Associate Club Privileges. The Participant will at all times be subject to all rules and regulations associated with the Associate Club Privileges.

“Base Pay Severance” shall mean an amount equal to two (2) times the Participant’s Annual Base Pay.

“Bonus Severance” shall mean an amount equal to two (2) times the Participant’s last full year bonus earned; provided, however, that with respect to a Participant who is a party to an employment agreement, Bonus Severance shall mean an amount equal to such Participant’s 2005 bonus.

“Club Benefits” shall mean the Participant’s Associate Club Privileges and Club Memberships.

“Club Memberships” shall mean the ability of a Participant to retain their existing club memberships. ID’s are waived, and the memberships are dues free, with existing discounts, for the first two (2) years. These privileges cannot be transferred or sold, and if the Participant wishes to

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retain these privileges at the end of the two-year period, the Participant will be responsible for paying the appropriate dues. The Participant must abide by all rules and regulations and pay all charges in a timely manner to retain these privileges.

“Outplacement Services” shall mean six (6) months of outplacement services. No cash will be offered in lieu of the Outplacement Services.

“Partial Year Bonus” shall mean an amount equal to the following (if any):

For a Participant who is eligible to participate in an Incentive Plan, the Partial Year Bonus will be equal to the Incentive Plan Payout (as defined in the Incentive Plan), prorated based on the year-to-date bonus eligible earnings for the period up to and including the Triggering Termination Date. The Financial component under the Incentive Plan will be paid based on year-to-date Company performance up to and including the Triggering Termination Date, with a minimum payout of fifty percent (50%) of the potential Incentive Plan Payout (as defined in the Incentive Plan). The Personal Performance component (as defined in the Incentive Plan) will be paid based on the last performance period’s rating. An “Incentive Plan” for purposes of this definition of a Partial Year Bonus is the Home Office and Division Staff Incentive Plan, the General Manager and Regional Manager Incentive Plan, the Resort Executive Management Incentive Plan, or whatever incentive or bonus plan is in place on the Triggering Termination Date, as applicable.

“Severance Calculation Period” shall mean the number of months of a Participant’s Annual Base Pay represented by the amount of the Participant’s Base Pay Severance.

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“Severance Payment” shall mean, subject to (a) and (b) below, the sum of a Participant’s Base Pay Severance, Bonus Severance and/or Partial Year Bonus to which a Participant is entitled under this Plan (if any).

(a) Notwithstanding any provision of the Plan to the contrary, including without limitation the immediately preceding sentence, if the Company has entered into an employment agreement with any Participant, or if the Participant is entitled to a severance benefit under any other plan or program sponsored by the Company, pursuant to which the Participant is entitled to and receives a severance payment equal to or greater than the Severance Payment to which the Participant would otherwise be entitled under this Plan, the Participant will not be eligible for a Severance Payment under this Plan.

(b) Notwithstanding any provision of the Plan to the contrary, including without limitation the first sentence of this definition of Severance Payment, if the Company has entered into an employment agreement with any Participant, or if the Participant is entitled to a severance benefit under any other plan or program sponsored by the Company, pursuant to which the Participant is entitled to and receives a severance payment which is less than the Severance Payment to which the Participant would otherwise be entitled under this Plan, the Participant’s Severance Payment under this Plan will be an amount equal to the excess of (i) the Severance Payment to which the Participant would otherwise be entitled under this Plan except for the operation of this section (b), over (ii) the payment made under the employment agreement or other plan or program.

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